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                                                                    Exhibit 99.2
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PROXY                                                                 PROXY
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                               OPEN MARKET, INC.
                                One Wayside Road
                        Burlington, Massachusetts 01803

                        SPECIAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON WEDNESDAY, OCTOBER 13, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Gary B. Eichhorn, Betty J. Savage, Paul Esdale and Eric J. Pyenson and each of them the proxies of the undersigned, with power of substitution to each of them, to vote all shares of Open Market, Inc., a Delaware corporation (the "Corporation"), which the undersigned is entitled to vote at a Special Meeting of Stockholders of the Corporation to be held on Wednesday, October 13, 1999, at 10:00 a.m. (local time) at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 (the "Meeting").

     In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Meeting or any adjournment thereof.

             (Continued and to be dated and signed on reverse side)

SEE REVERSE SIDE                                          SEE REVERSE SIDE

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[X]  Please mark votes as in this example.

     The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any proposal specified below, this proxy will be voted for such proposal.

     1. To approve the issuance of up to an estimated maximum of 7,700,000 shares of common stock of the Corporation to stockholders of FutureTense, Inc., a Delaware corporation ("FutureTense"), as contemplated by the Agreement and Plan of Merger, dated as of July 14, 1999, by and among the Corporation, OM/SA Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Open Market, and FutureTense, pursuant to which OM/SA Acquisition Corporation will be merged with and into FutureTense, with FutureTense being the surviving corporation (the "Merger").

         [  ] FOR            [  ]  AGAINST        [  ] ABSTAIN

     2.  To approve the 1999 Stock Incentive Plan.

         [  ] FOR            [  ]  AGAINST        [  ] ABSTAIN

     3. To transact such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting, including without limitation, potential adjournments or postponements of the Meeting for the purposes of soliciting additional proxies in order to approve the proposed issuance of the Corporation's common stock in connection with the Merger.

         [  ] FOR            [  ]  AGAINST        [  ] ABSTAIN


                                           MARK HERE FOR ADDRESS CHANGE
                                           OR COMMENT AND NOTE AT LEFT [  ]

     PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

     The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors or co-trustees, both should sign. Persons signing as Attorney, Executor, Trustee, Administrator or Guardian should give their full title.

Signature:                                        Date:
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Signature:                                        Date:
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